EXHIBIT 99.2

PRESS RELEASE

	Contact:	Donald Fleming
Senior Vice President
For release at 4:30 p.m. on April 16, 2003	Contact #:	(718) 697-2813

ANNOUNCEMENT:	STATEN ISLAND BANCORP INC. REPORTS FIRST QUARTER 2003 RESULTS

                Staten Island, New York – Staten Island Bancorp, Inc. (NYSE: SIB), (the “Company”), reported today that net income for the quarter ended March 31, 2003 was $25.4 million or $0.45 per diluted share.

                This compares to net income of $10.0 million or $0.16 per diluted share as restated for the quarter ended March 31, 2002.

                Commenting on the results, Harry P. Doherty, Chairman and Chief Executive Officer, stated “We are pleased to announce another very strong quarter for the Company. We continue to focus on building our retail banking network and note that our core deposit base expanded by 4.8% during the quarter or 19.2% on an annualized basis. On April 14th, we opened our third branch in Brooklyn, New York and we look forward to opening a fourth Brooklyn branch office later this year. We also plan to open an additional branch in Edison, New Jersey this year, increasing the number of our New Jersey locations to 16 offices. We are also pleased to note the continuing record volume in the quarter for our mortgage banking company, SIB Mortgage Corp. Application levels remain strong and we anticipate loan sales of approximately $4.0 billion in the second quarter.”

Financial Highlights:

•                  Net interest income increased $5.9 million or 12.4% to $53.8 million for the first quarter of 2003 compared to $47.9 million for the first quarter of 2002. The improvement in net interest income on a comparative quarter basis continued to be driven by the lower interest rate environment, growth in the Bank’s core deposit base and growth of the earning asset base. Average interest earning assets for the quarter ended March 31, 2003 were $6.5 billion compared to $5.7 billion for the quarter ended March 31, 2002, representing an increase of $794.3 million or 14.0%.  On a linked quarter comparison basis, the interest rate spread and net interest margins decreased to 3.03% and 3.37%, respectively, for the current quarter compared to 3.15% and 3.47%, respectively, for the quarter ended December 31, 2002. However, excluding an annual capital gain dividend from a mutual fund investment of $696 thousand received in the fourth quarter of 2002, the net spread and margin for the fourth quarter would have been 3.11% and 3.43%, respectively.

•                  During the first quarter of 2003, the volume of loans sold by the Company’s mortgage banking subsidiary, SIB Mortgage Corp., remained strong and amounted to $3.7 billion compared to $3.6 billion in the fourth quarter of 2002 and $1.5 billion in the first quarter of 2002. The Company’s net gain on loan sales amounted to $87.8 million for the quarter ended March 31, 2003 compared to $78.9 million for the quarter ended December 31, 2002. The Company’s net realized gross margins on loans sold decreased slightly to 2.30% for the first quarter of 2003 compared to 2.33% for the fourth quarter of 2002.

•                  The overall interest rate environment continues to remain favorable to the Company’s mortgage banking segment. SIB Mortgage continued to experience record loan application volume of $6.8 billion for the quarter ended March 31, 2003 compared to $6.2 billion for the quarter ended December 31, 2002. Based upon current application levels, it is anticipated that loan sales will be approximately $4.0 billion in the second quarter of 2003. The Company reported an unrealized gain on derivative transactions of $4.4 million in the first quarter of 2003 due to an increase in the fair market value of locked loan commitments, net of forward sales commitments, of $2.5 million at SIB Mortgage and $1.8 million at the Bank. For the fourth quarter of 2002, the Company reported an unrealized net loss of $426,000 on derivative transactions. The change in unrealized gain/loss on derivative transactions was primarily due to an increase in the amount of locked loan commitments held as of the end of the respective quarters as well as a decline in market rates of interest at the respective measurement dates. While loan origination volume at SIB Mortgage continues to be positively impacted by the current low interest rate environment, volume at SIB Mortgage in the future, particularly with respect to mortgage loan re-financings (which currently constitute approximately 71% of SIB Mortgage originations), as well as the unrealized gain/loss on the SIB Mortgage’s derivative instruments, may be adversely affected by increases in interest rates. The mortgage company continues to look for market expansion opportunities and to review its current operations and product mix to maintain a profitable level of originations in all interest rate environments.

•                  Deposit growth remained strong in the first quarter of 2003. Total deposits increased $98.6 million or 2.8% (representing 11.4% on an annualized basis) during the three months ended March 31, 2003. Core deposits, which consist of savings, NOW, DDA and money market accounts, increased $114.l million or 4.8% (19.2% on an annualized basis) in the first quarter and now represent 69.4% of total deposits at March 31, 2003. The increase in the retail deposit base continues to be driven by our continuing expansion while maintaining our leading market share in Staten Island. The expansion of the Bank’s retail deposit base, which has increased the volume of fee-related transactions, also contributed to a $678 thousand or 21.0% increase in service and fee income for the quarter ended March 31, 2003 compared to the quarter ended March 31, 2002.

•                  The Company’s return on average equity increased to 16.53% for the quarter ended March 31, 2003 compared to 16.00% for the quarter ended December 31, 2002. The Company’s tangible book value per share increased to $9.50 at March 31, 2003 compared to $9.23 at December 31, 2002.

•                  The Company continued to manage its capital position through the use of stock repurchases. During the first quarter of 2003, as part of its previously announced ninth share repurchase program, the Company repurchased 655,100 shares at an average price of $15.83 per share. There are approximately 1.7 million shares remaining to be purchased in the current program.

•                  Total other expenses for the first quarter of 2003 were $119.3 million compared to $106.1 million for the quarter ended December 31, 2002. On a linked quarter basis, total other expenses for the community-banking segment were $22.7 million for the first quarter of 2003, compared to $21.2 million for the fourth quarter of 2002. The increase of $1.5 million was due primarily to an increase in professional fees, consulting fees, advertising costs and data processing costs. Also, on a linked quarter basis, total other expenses for the mortgage-banking segment were $96.6 million (net of inter-company eliminations) for the current quarter compared to $84.9 million for the previous quarter. The increase of $11.7 million was primarily due to an $8.2 million increase in commission expense, a $1.4 million increase in personnel expense, and a $1.5 million increase in other expense. The increases in commission and personnel expense reflect the increased loan origination volumes at SIB Mortgage. The increase in other expenses was primarily the result of $1.3 million in write-downs of the carrying value of certain other real estate owned.

Asset Quality

                Overall asset quality continued to be strong at March 31, 2003 as non-accruing assets totaled $27.1 million, representing minimal change compared to total non-accrual assets of $27.0 million at December 31, 2002. Non-accruing assets at March 31, 2003 consisted of $18.7 million in non-accruing loans and $8.4 million of other real estate owned (“OREO”). This compares to $17.3 million in non-accruing loans and $9.7 million of OREO at December 31, 2002. Non-accruing loans at March 31, 2003 consisted of $15.8 million in single-family residential mortgage loans, $0.8 million of commercial real estate loans, $0.3 million of construction and land loans and $1.8 million of other loans. Net loan charge-offs were $766 thousand in the current quarter. The Company has a contract in place to sell one of its OREO properties with a carrying value of $4.2 million at no additional loss. This sale is currently scheduled for the second quarter of 2003. Based upon its quarterly review, management deemed it appropriate to make an $850 thousand provision for loan losses in the first quarter of 2003.

                The allowance for loan losses was $22.9 million or 122.3% of total non-accruing loans at March 31, 2003, compared to $22.8 million or 131.2% of non-accruing loans at December 31, 2002 and $21.2 million or 77.7% of non-accruing loans at March 31, 2002.

* * *

                “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such are “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts”, “forecasts,”  “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

* * *

                Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, three full service branches in Brooklyn, New York and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage in 42 states. On March 31, 2003, Staten Island Bancorp had $6.9 billion in total assets and $625.0 million of total stockholders’ equity.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	For the Three Months Ended March 31,
	2003	2002 (Restated)	Increase (Decrease)
	(000’s omitted, except per share and share data)

Interest Income:
Loans	$83,854	$69,883	$13,971
Securities available for sale	12,865	23,825	(10,960)
Federal funds sold	553	509	44
Total interest income	97,272	94,217	3,055

Interest Expense:
Savings and escrow accounts	3,131	4,483	(1,352)
Certificates of deposit	7,858	10,346	(2,488)
Money market and NOW accounts	4,003	3,357	646
Borrowed funds	28,473	28,140	333
Total interest expense	43,465	46,326	(2,861)
Net interest income	53,807	47,891	5,916
Provision for Loan Losses	850	1,500	(650)
Net interest income after provision for loan losses	52,957	46,391	6,566

Other Income (Loss):
Service and fee income	3,900	3,222	678
Net gains on loan sales	87,838	37,130	50,708
Unrealized gain(loss) on derivative transactions	4,357	(860)	5,217
Loan fees	11,460	6,780	4,680
Other Income	1,899	1,830	69
Securities transactions	315	167	148
	109,769	48,269	61,500

Other Expenses:
Personnel	26,067	39,501	(13,434)
Commissions	62,003	20,639	41,364
Occupancy and equipment	5,180	3,621	1,559
Amortization of intangible assets	145	145	—
Data processing	1,830	1,706	124
Marketing	1,740	1,110	630
Professional fees	5,274	2,660	2,614
Other	17,047	8,398	8,649
Total other expenses	119,286	77,780	41,506
Income before provision for income taxes	43,440	16,880	26,560

Provision for Income Taxes	17,997	6,856	11,141
Net Income	$25,443	$10,024	$15,419

Earnings Per Share:
Basic	$0.46	$0.18
Fully Diluted	$0.45	$0.16

Dividends Declared Per Share	$0.13	$0.11

Weighted Average: Fully Diluted
Common Shares	90,260,624	90,260,624
Less: Unallocated ESOP/RRP Shares	4,968,700	5,390,001
Less: Treasury Shares	28,243,146	25,686,409
	57,048,778	59,184,214

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

	March 31, 2003	December 31, 2002	Increase (Decrease)
		(000’s omitted)
ASSETS:
Cash and due from banks	$107,731	$137,085	$(29,354)
Federal funds sold	307,000	237,000	70,000
Securities available for sale	1,024,708	911,432	113,276
Federal Home Loan Bank of NY capital stock	99,900	112,150	(12,250)
Loans, net of allowance for loan losses of $22,856 in 2003 and $22,773 in 2002	3,321,045	3,422,492	(101,447)
Loans held for sale	1,630,874	1,729,890	(99,016)
Accrued interest receivable	24,228	23,976	252
Bank premises and equipment, net	48,892	47,545	1,347
Intangible assets, net	57,347	57,881	(534)
Other assets	279,890	255,644	24,246
Total assets	$6,901,615	$6,935,095	$(33,480)

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Due Depositors-
Savings	$1,089,014	$1,045,767	$43,247
Certificates of deposit	1,089,850	1,105,370	(15,520)
Money market	690,955	639,037	51,918
NOW accounts	142,586	134,450	8,136
Demand deposits	550,322	539,510	10,812
Total deposits	3,562,727	3,464,134	98,593
Borrowed funds	2,506,920	2,756,927	(250,007)
Advances from borrowers for taxes and insurance	25,729	23,537	2,192
Accrued interest and other liabilities	181,274	76,229	105,045
Total liabilities	6,276,650	6,320,827	(44,177)

STOCKHOLDERS’ EQUITY:
Common stock, par value $.01 per share, 100,000,000 shares authorized, 90,260,624 issued and 59,752,432 outstanding at March 31, 2003 and 90,260,624 issued and 60,269,397 outstanding at December 31, 2002	903	903	—
Additional paid-in-capital	587,720	586,405	1,315
Retained earnings	409,932	391,739	18,193
Unallocated common stock held by ESOP	(26,782)	(27,468)	686
Unearned common stock held by RRP	(8,784)	(8,894)	110
Treasury stock (30,508,192 shares at March 31, 2003 and 29,991,227 at December 31, 2002), at cost	(348,789)	(339,982)	(8,807)
	614,200	602,703	11,497
Accumulated other comprehensive income, net of taxes	10,765	11,565	(800)
Total stockholders’ equity	624,965	614,268	10,697
Total liabilities and stockholders’ equity	$6,901,615	$6,935,095	$(33,480)

SELECTED DATA (unaudited)

	At or For the Three Months Ended March 31,
	2003	2002 (Restated)

Earnings per share/Tangible book value per share
Earnings per share - Fully diluted	$0.45	$0.16
Tangible book value per share	$9.50	$8.22

Performance Ratios: (1)
Return on average assets	1.46%	0.66%
Return on average equity	16.53%	7.18%

Average interest-earning assets to average interest-bearing liabilities	112.35%	113.76%
Interest rate spread	3.03%	2.96%
Net interest margin	3.37%	3.42%
Noninterest expenses, exclusive of amortization of intangible assets, to average assets	6.83%	5.15%
Efficiency ratio	72.96%	80.80%

Capital Ratios:
Average equity to average assets	8.82%	9.25%
Tangible equity to assets at end of period	8.14%	8.20%
Total capital to risk-weighted assets	15.44%	14.99%

Asset Quality:
Non-accruing loans and real estate owned to total assets at end of the period	0.39%	0.47%
Allowance for loan losses to non-accruing loans at end of period	122.29%	77.69%
Allowance for loan losses to total loans at end of period	0.46%	0.53%
Non-accruing loans	$18,690	$27,248
Non-accruing loans and real estate owned	$27,051	$28,965
Allowance for loan losses	$22,856	$21,168

(1) All ratios are annualized where appropriate.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	QUARTER ENDED
	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002
	(000’s omitted, except per share and share data)
				(Restated)	(Restated)
Interest Income:
Loans	$83,854	$86,445	$79,552	$75,755	$69,883
Securities, available for sale	12,865	15,457	20,761	24,016	23,825
Federal funds sold	553	418	322	189	509
Total interest income	97,272	102,320	100,635	99,960	94,217

Interest Expense:
Savings and escrow accounts	3,131	3,751	4,285	4,918	4,483
Certificates of deposit	7,858	9,014	9,837	9,811	10,346
Money market and NOW accounts	4,003	4,515	4,423	3,985	3,357
Borrowed funds	28,473	29,549	29,821	28,379	28,140
Total interest expense	43,465	46,829	48,366	47,093	46,326
Net interest income	53,807	55,491	52,269	52,867	47,891
Provision for Loan Losses	850	(985)	3,349	4,990	1,500

Net interest income after provision for loan losses	52,957	56,476	48,920	47,877	46,391

Other Income (Loss):
Service and fee income	3,900	3,955	3,948	3,649	3,222
Net gains on loan sales	87,838	78,923	55,293	35,054	37,130
Unrealized gain (loss) on derivative transactions	4,357	(426)	14,033	(160)	(860)
Loan fees	11,460	10,092	7,252	5,063	6,780
Other Income	1,899	1,928	1,917	4,879	1,830
Securities transactions	315	(2,506)	1,512	432	167
	109,769	91,966	83,955	48,917	48,269

Other Expenses:
Personnel	26,067	25,126	9,905	21,728	39,501
Commissions	62,003	53,848	33,735	21,105	20,639
Occupancy and equipment	5,180	4,942	4,085	3,814	3,621
Amortization of intangible assets	145	145	138	153	145
FDIC Insurance	145	136	131	125	120
Data processing	1,830	1,674	1,643	1,667	1,706
Marketing	1,740	1,683	1,322	1,382	1,110
Professional fees	5,274	3,823	2,978	3,059	2,660
Other	16,902	14,740	10,232	9,249	8,278
Total other expenses	119,286	106,117	64,169	62,282	77,780
Income before provision for income taxes	43,440	42,325	68,706	34,512	16,880

Provision for Income Taxes	17,997	17,763	28,230	13,927	6,856
Income before cumulative effect of accounting change	25,443	24,562	40,476	20,585	10,024
Cumulative effect of change in accounting principle, net of tax	—	—	4,731	—	—
Net Income	$25,443	$24,562	$45,207	$20,585	$10,024

Earnings Per Share:
Basic	$0.46	$0.45	$0.81	$0.36	$0.18
Fully Diluted	$0.45	$0.43	$0.78	$0.35	$0.16

Dividends Declared Per Share	$0.13	$0.13	$0.13	$0.12	$0.11

Stock Closing Price	14.920	20.140	17.400	19.200	19.680

Weighted Average - Fully Diluted Shares
Common Shares	90,260,624	90,260,624	90,260,624	90,260,624	90,260,624
Less: Unallocated ESOP/RRP Shares	4,968,700	5,073,993	5,181,972	5,296,410	5,390,001
Less: Treasury Shares	28,243,146	27,721,717	27,504,031	26,105,952	25,686,409
	57,048,778	57,464,914	57,574,621	58,858,262	59,184,214

Segment Reporting Table

For The Three Months Ended March 31, 2003 and 2002

	Quarter Ended March 31, 2003 (000’s omitted) unaudited
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$30,196	$82,387	$(15,311)	$97,272
Interest expense	17,885	40,891	(15,311)	43,465
Net Interest income	12,311	41,496	—	53,807
Provision for loan losses	—	850	—	850
Other income (loss):
Service and fee income	—	6,605	(2,705)	3,900
Net gains (losses) on loan sales	88,300	27	(489)	87,838
Unrealized gain on derivative transactions	2,532	1,825	—	4,357
Loan fees	11,433	27	—	11,460
Other income	—	1,899	—	1,899
Securities transactions	—	315	—	315
Total other income (loss)	102,265	10,698	(3,194)	109,769
Other expenses	99,261	22,730	(2,705)	119,286
Income before provision for income taxes	15,315	28,614	(489)	43,440
Provision for income taxes	6,278	11,900	(181)	17,997
Net income	$9,037	$16,714	$(308)	$25,443

	Quarter Ended March 31, 2002 (000’s omitted) unaudited and restated
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$22,315	$86,363	$(14,461)	$94,217
Interest expense	15,102	45,685	(14,461)	46,326
Net Interest income	7,213	40,678	—	47,891
Provision for loan losses	700	800	—	1,500
Other income (loss):
Service and fee income	—	3,222	—	3,222
Net gains (losses) on loan sales	41,880	126	(4,876)	37,130
Unrealized gain (loss) on derivative transactions	(860)	—		(860)
Loan fees	6,015	765	—	6,780
Other income	—	1,830		1,830
Securities transactions	—	167	—	167
Total other income (loss)	47,035	6,110	(4,876)	48,269
Other expenses	38,909	38,871	—	77,780
Income before provision for income taxes	14,639	7,117	(4,876)	16,880
Provision for income taxes	6,075	2,585	(1,804)	6,856
Net income	$8,564	$4,532	$(3,072)	$10,024

The Mortgage Company sells various types of loans in the secondary market.

The following table summarizes loans sold and gross margins realized by the types of loan.

The table does not reflect the unrealized gains or losses on derivative transactions (SFAS #133), nor the effect of the recognition of deferred loan costs or fees in accordance with SFAS #91.

	Quarter Ended March 31, 2003
Type	Volume	Net Realized Gross Gain	Net Realized Gross Margin

Agency Eligible	$2,360,063,396	$50,311,820	2.13%
Government	347,567,863	11,835,158	3.41%
Jumbo	151,911,337	2,150,712	1.42%
Alt-A	731,064,605	17,339,661	2.37%
Sub Prime	137,505,222	4,202,226	3.06%

Total	$3,728,112,423	$85,839,577	2.30%

	Quarter Ended December 31, 2002
Type	Volume	Net Realized Gross Gain	Net Realized Gross Margin

Agency Eligible	$1,852,958,968	$41,382,562	2.23%
Government	584,203,613	15,606,522	2.67%
Jumbo	324,581,505	4,869,021	1.50%
Alt-A	737,708,054	18,837,475	2.55%
Sub Prime	90,773,971	2,826,324	3.11%

Total	$3,590,226,111	$83,521,905	2.33%

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID (unaudited)

	Three Months Ended March 31,
	2003			2002 (Restated)
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(000’s omitted)
Interest-earning assets:
Loans receivable (1):
Real estate loans	$5,156,099	$81,865	6.44%	$3,857,163	$67,652	7.11%
Other loans	106,449	1,989	7.58%	106,137	2,231	8.52%
Total loans	5,262,548	83,854	6.46%	3,963,300	69,883	7.15%
Securities	1,011,951	12,865	5.16%	1,584,271	23,825	6.10%
Other interest-earning assets (2)	198,826	553	1.13%	131,419	509	1.57%
Total interest-earning assets	6,473,325	97,272	6.09%	5,678,990	94,217	6.73%
Noninterest-earning assets	602,837			439,586
Total assets	$7,076,162			$6,118,576

Interest-bearing liabilities:
Deposits:
NOW and money market deposits	$806,018	4,003	2.01%	$520,441	3,357	2.62%
Savings and escrow accounts	1,088,050	3,131	1.17%	915,964	4,483	1.98%
Certificates of deposit	1,088,885	7,858	2.93%	1,079,803	10,346	3.89%
Total deposits	2,982,953	14,992	2.04%	2,516,208	18,186	2.93%
Total Other Borrowings	2,778,918	28,473	4.16%	2,475,947	28,140	4.61%
Total interest-bearing liabilities	5,761,871	43,465	3.06%	4,992,155	46,326	3.76%
Noninterest-bearing liabilities (3)	690,133			560,400
Total liabilities	6,452,004			5,552,555
Stockholders’ equity	624,158			566,021
Total liabilities and stockholders’ equity	$7,076,162			$6,118,576
Net interest-earning assets	$711,454			$686,835
Net interest income/interest rate spread		$53,807	3.03%		$47,891	2.96%

Net interest margin			3.37%			3.42%
Ratio of average interest-earning assets to average interest-bearing liabilities			112.35%			113.76%

(1)     The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis.

(2)     Includes money market accounts and Federal Funds sold.

(3)     Consists primarily of demand deposit accounts.

LOAN PORTFOLIO COMPOSITION - The following table sets forth the composition of the Company at the dates indicated.

	March 31, 2003	December 31, 2002	Increase (Decrease)
	(000’s omitted)
	(unaudited)
Mortgage loans: (1)
Single-family residential	$2,541,066	$2,671,041	$(129,975)
Multi-family residential	58,334	56,545	1,789
Commercial real estate	444,459	418,708	25,751
Construction and land	160,978	153,144	7,834
Home equity	19,981	19,032	949
Total mortgage loans	3,224,818	3,318,470	(93,652)

Other loans:
Student loans	328	228	100
Passbook loans	8,778	8,692	86
Commercial business loans	57,574	62,777	(5,203)
Other consumer loans	34,631	37,362	(2,731)
Total other loans	101,311	109,059	(7,748)

Total loans receivable	3,326,129	3,427,529	(101,400)
Less:
Premium on loans purchased	3,775	3,941	(166)
Allowance for loan losses	(22,856)	(22,773)	(83)
Deferred loan costs	13,997	13,795	202
Loans receivable, net	$3,321,045	$3,422,492	$(101,447)

(1)     Mortgage loans held for sale at March 31, 2003 and December 31, 2002, of $1.6 billion and $1.8 billion, respectively, are not included in this table.

LOANS PAST DUE 90 DAYS OR MORE STILL ACCRUING AND NON-ACCRUING ASSETS. The following tables set forth information with respect to non-accruing loans, other real estate owned, repossessed assets and loans past due 90 days or more and still accruing.

	March 31, 2003	December 31, 2002
	(000’s omitted)
	(unaudited)
Non-Accruing Loan Assets
Mortgage loans:
Single-family residential	$15,804	$11,942
Multi-family residential	—	—
Commercial real estate	749	2,687
Construction and land	323	1,094
Home equity	—	—
Other loans:
Commercial business loans	948	797
Other consumer loans	866	837

Total non-accrual loans	18,690	17,357
Other real estate owned and repossessed assets, net	8,361	9,681
Total non-accruing loan assets	27,051	27,038

Loans past due 90 days or more and still accruing	4,555	5,684
Non-accruing loan assets and loans past due 90 days or more and still accruing	$31,606	$32,722

Non-accruing loan assets to total *HFI & **HFS loans	0.55%	0.53%
Non-accruing loan assets to total assets	0.39%	0.39%
Non-accruing loans to total *HFI & **HFS loans	0.38%	0.34%
Non-accruing loans to total assets	0.27%	0.25%

*       Held for Investment

**    Held for Sale

DELINQUENT LOANS: The following table sets forth information concerning delinquent loans at the dates indicated.  The amounts presented represent the total outstanding principal balances of the related loans held in portfolio and held fo sale loans, rather than the actual payment amounts which are past due.

	March 31, 2003	December 31, 2002
	(000’s omitted)
	(unaudited)
90 Days or More
Mortgage loans:
Single-family residential	$3,801	$4,451
Multi-family residential	—	—
Commercial real estate	—	—
Construction and land	257	940
Home equity	—	—
Total mortgage loans	4,058	5,391

Other loans:
Commercial business loans	144	41
Other loans	353	252
Total other loans	497	293

Total	$4,555	$5,684

	March 31, 2003	December 31, 2002
60-89 Days
Mortgage loans:
Single-family residential	$3,327	$6,699
Multi-family residential	—	—
Commercial real estate	307	493
Construction and land	296	465
Home equity	—	8
Total mortgage loans	3,930	7,665

Other loans:
Commercial business loans	447	124
Other loans	489	418
Total other loans	936	542

Total	$4,866	$8,207

	March 31, 2003	December 31, 2002
30-59 Days
Mortgage loans:
Single-family residential	$10,364	$16,496
Multi-family residential	252	—
Commercial real estate	6,052	3,646
Construction and land	2,223	2,787
Home equity	300	51
Total mortgage loans	19,191	22,980

Other loans:
Commercial business loans	1,095	3,014
Other loans	1,526	1,523
Total other loans	2,621	4,537

Total	$21,812	$27,517